EXHIBIT 32.2

August 8, 2005

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

CERTIFICATION OF CHIEF FINANCIAL OFFICER PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002, PURSUANT TO SECTION 1350 OF CHAPTER 63 OF TITLE 18 OF THE UNITED STATES CODE

I, John Townsend, Vice President and Chief Financial Officer of Cellco Partnership (the “Partnership”), certify that:

(1)	the report of the Partnership on Form 10-Q for the quarterly period ending June 30, 2005 (the “Report”) fully complies with the requirements of section 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership as of the dates and for the periods presented in the Report.

/s/ John Townsend

John Townsend
Vice President and Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Cellco Partnership and will be retained by Cellco Partnership and furnished to the Securities and Exchange Commission or its staff upon request.